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                                                                     Exhibit 4.1


                  Certificate Evidencing Partnership Interests

                                       in

                               Vornado Realty L.P.

                                                                         R-[ ] #

IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION, THE PARTNERSHIP INTERESTS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. ACCORDINGLY, NO PARTNERSHIP INTEREST MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE, AND UNLESS THE OTHER TRANSFER RESTRICTIONS CONTAINED HEREIN HAVE BEEN SATISFIED. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

IN ADDITION TO THE FOREGOING, THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER DESCRIBED IN THE PARTNERSHIP AGREEMENT.

                  Vornado Realty L.P., a limited partnership formed under the laws of the State of Delaware (the "Partnership"), hereby certifies that:

                         [Name of Holder] (the "Holder")

is the registered owner of a limited partner interest in the Partnership comprised of [Number of Units] [Class __] Units (the "Units").

                  The powers, preferences and other special rights and limitations of the Units (including limitations on transferability) are set forth in, and this Certificate and the Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the First Amended and Restated Agreement of Limited Partnership of Vornado Realty L.P., dated as of April 15, 1997, as the same may be amended from time to time in accordance with its terms (the "Partnership Agreement"), which agreement authorizes the issuance of the Units and specifies the
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powers, preferences and other special rights and limitations regarding dividends, voting, return of capital and other matters relating to the Units. The Partnership will furnish a copy of the Partnership Agreement to the Holder without charge upon written request to the Partnership at its principal place of business or registered office.

                  Upon delivery of this Certificate, the Partnership confirms that the Holder is entitled to the benefits of a holder of [Class __] Units under the Partnership Agreement. By accepting this Certificate the Holder evidences that such Holder has agreed to be bound by the provisions of the Partnership Agreement.

                  IN WITNESS WHEREOF, the Partnership has executed this Certificate as of the 15th day of April, 1997.

                                            VORNADO REALTY L.P.

                                            By:   Vornado Realty Trust,
                                                  its general partner


                                                  By: __________________________
                                                      Name:  Susan D. Schmider
                                                      Title: Secretary


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